Wintrust Financial Corporation
                727 North Bank Lane, Lake Forest, Illinois 60045




FOR IMMEDIATE RELEASE
---------------------
December 26, 2001


FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President/CEO - Wintrust Financial Corporation, (847) 615-4096 David A. Dykstra, CFO - Wintrust Financial Corporation, (847) 615-4096
Raymond L. Kratzer, Managing Principal - Wayne Hummer Investments LLC,
(800) 621-4477


                WINTRUST FINANCIAL CORPORATION ANNOUNCES PLANS TO
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                 ACQUIRE WAYNE HUMMER INVESTMENTS LLC AND WAYNE
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                           HUMMER MANAGEMENT COMPANY
                           -------------------------

         LAKE FOREST, ILLINOIS - Wintrust Financial Corporation (Wintrust) (Nasdaq: WTFC) announced the signing of an agreement to purchase 100% of the ownership interest of Wayne Hummer Investments LLC, Wayne Hummer Management Company and Focused Investments LLC (collectively the "Wayne Hummer Companies"). The Wayne Hummer Companies are based in Chicago, Illinois and have over seventy-one years' history of providing financial services. The Wayne Hummer brand name is well known and respected in the Chicago metropolitan area and its client base is nationwide. Accordingly, Wintrust intends to continue to use the Wayne Hummer name in its brokerage and asset management operations.

         "This transaction is a win-win situation for both companies and more importantly for our customers," stated Edward J. Wehmer, President and CEO of Wintrust. "We are partnering with a company that has a terrific history and operating culture, outstanding growth and profit potential, and a dedicated management team. All of the senior officers have agreed to stay on and manage the operations of the Wayne Hummer Companies. We are very excited about this new relationship."

          "'Exciting' is exactly the right word to describe this combination of two leading financial companies," said Ray Kratzer, Wayne Hummer Investment's Managing Principal. "In both firms, the clients' interests always come first. We are providing our 70+ years of investment experience to a banking company that has grown dramatically throughout its first 10 years to over $2.5 billion in assets as of September 30 of this year. We clearly see benefits for both firms' clients and we are proud to join Wintrust's dynamic management team."

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WAYNE HUMMER COMPANIES
----------------------

         Wayne Hummer Investments LLC ("WHI"), a registered broker/dealer, is an investment services firm headquartered in Chicago, Illinois. WHI is a self-clearing broker/dealer that provides a full range of private client and brokerage services to clients located primarily in the Midwest. Its products include securities brokerage services, annuities, insurance and a wide array of other financial products. Currently, WHI has approximately 35,000 customers with client assets of approximately $4.1 billion. WHI generated revenues of approximately $35 million in its most recently completed fiscal year ended March 31, 2001. The firm is a member of the New York Stock Exchange, the Chicago Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers (NASD) and the Securities Investors Protection Corporation (SIPC). Subsequent to closing, WHI will operate as a wholly owned subsidiary of Wintrust, providing an expanded base of products and services to its customers and those of Wintrust's seven chartered banks.

         Focused Investments LLC ("FI"), a NASD member broker/dealer, is a wholly owned subsidiary of WHI and provides a full range of investment solutions to clients through a network of community-based financial institutions throughout the Midwest. Focused Investments anticipates continued growth and enhanced resources as a result of synergies created through this new business affiliation. Subsequent to closing, Focused Investments will continue to operate as a wholly owned subsidiary of WHI.

         Wayne Hummer Management Company ("WHMC") is a Registered Investment Adviser. In its most recently completed fiscal year ended March 31, 2001, WHMC generated revenues approximating $5.1 million through its money management business and in its advisory capacity to the Wayne Hummer Companies' four proprietary mutual funds. Individual accounts managed by WHMC total approximately $400 million, while the four proprietary mutual funds managed by the firm have approximately $630 million in total assets. Subsequent to closing, the management of WHMC's individual accounts will be combined with Wintrust Asset Management Company, Wintrust's nationally chartered trust and investment management company, while WHMC will continue to manage its mutual funds. Wintrust Asset Management currently manages approximately $435 million of assets for its clients.

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ANTICIPATED TRANSACTION BENEFITS
--------------------------------

         The transaction is expected to benefit the combined organization in numerous ways. These strategic benefits include:

     o The 35,000 customers of the Wayne Hummer Companies will now have greater access to banking products offered by Wintrust such as home mortgages, home equity loans, cash management accounts and certificates of deposit, as well as trust and estate services.

     o Wintrust should provide strong distribution channels through a venerable Chicago-based investments firm to offer a full range of brokerage services and securities products such as mutual funds, equities, debt instruments, annuities, and other insurance products to the approximate 50,000 customers at its 29 existing bank locations. Wintrust does not currently offer many of these services or products. The addition of these products and services should aid Wintrust banks competitively, allowing for further penetration in their respective markets.

     o The combination of current assets under management from Wintrust Asset Management Company and WHMC would result in about $1.5 billion of direct assets under management. This is in addition to the $4.1 billion of brokerage assets at WHI.

     o Additional revenue from the Wayne Hummer Companies business will further diversify and enhance Wintrust's revenue stream and is expected to result in non-interest income in excess of 40% of total net revenues during 2002, up from the current level of approximately 27%.

     o Wintrust plans to offer a market rate FDIC insured cash management account in which customers of WHI can invest their liquid assets. This product will be able to provide up to $700,000 of FDIC insurance per customer and will have a rate of return that will be competitive with money market funds. Currently, the assets within the Wayne Hummer Companies money market fund exceed $400 million. It is expected that a significant portion of these fund balances could be transferred to insured deposit accounts at Wintrust banks, thereby providing an additional source of low cost, core deposits to these banks. This coupled with Wintrust's ability to generate high quality, high yielding earning assets has the potential to provide significant earnings enhancement for the combined company.

     o Wintrust can offer trust and estate services to Wayne Hummer Companies' asset management and private investment clients using Wintrust's national trust powers. These are services that are currently being outsourced by the Wayne Hummer Companies.

     o The scope of services available from the combined operations of Wintrust/Wayne Hummer Companies will allow both organizations to take another big step forward in their efforts to be a "one-stop shop" for all the financial needs of their customers, and increase market share in the communities served.


TERMS OF THE TRANSACTION
------------------------

         The initial purchase price of $28 million is comprised of $8 million of cash, $15 million of Wintrust's common stock and $5 million of deferred cash payments to be made over a three-year

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period subsequent to the closing date. Wintrust could pay additional  contingent consideration upon the attainment of certain performance measures over the next five years. The common stock will be issued at the fair market value as determined in accordance with the agreement, but the number of shares to be issued at closing will not exceed 555,556. The shares issued in the transaction will not be registered under the Securities Act of 1933 and will be restricted until a resale registration statement is filed and declared effective by the Securities and Exchange Commission which is expected to be done shortly after the closing date. The transaction is subject to regulatory approval and is expected to close in the first quarter of 2002. Additionally, the mutual fund shareholders are required to vote on the continuation of the investment advisory contracts after the closing.

         The transaction is expected to be slightly accretive to Wintrust's 2002 earnings. Additional positive impact should be experienced to the extent that amounts currently invested in the money market mutual funds are transferred into bank deposits and invested in earning assets at Wintrust banks.

ABOUT WINTRUST
--------------

         Wintrust is a $2.5 billion asset multi-bank holding company whose common stock is traded on the Nasdaq Stock Market(R). Its seven suburban Chicago community bank subsidiaries, each of which was founded as a de novo bank beginning in December 1991, are located in high income retail markets -- Lake Forest Bank and Trust Company, Hinsdale Bank and Trust Company, North Shore Community Bank and Trust Company in Wilmette, Libertyville Bank and Trust Company, Barrington Bank and Trust Company, Crystal Lake Bank and Trust Company and Northbrook Bank and Trust Company. The banks also operate facilities in Lake Bluff, Highwood, Glencoe, Winnetka, Clarendon Hills, Western Springs, Skokie, Wauconda, McHenry and Hoffman Estates, Illinois. Additionally, Wintrust operates three non-bank subsidiaries. First Insurance Funding Corporation, one of the largest commercial insurance premium finance companies operating in the United States, serves commercial loan customers throughout the country. Wintrust Asset Management Company, N.A., a trust subsidiary, allows Wintrust to serve customers' trust and investment needs at each banking location. Tricom, Inc. provides short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States. Currently, Wintrust operates a total of 29 banking offices and is in the process of constructing several additional banking facilities. All of Wintrust's banking subsidiaries are locally managed with large local boards of directors.

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                           FORWARD-LOOKING INFORMATION
                           ---------------------------

         This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the integration of the Wayne Hummer Companies with Wintrust, the combination of their businesses and projected revenue, as well as profitability and earnings outlook. Actual results could differ materially from those addressed in the forward-looking statements due to factors such as changes in economic conditions, unanticipated changes in interest rates that negatively impact growth, competition and the related pricing of brokerage and asset management products, future events that may cause unforeseen losses on margin or other customer advances, slower than anticipated development and growth of WHI and WHMC business or unanticipated business declines, unforeseen difficulties in integrating the acquisition or higher than expected operational costs, failure to obtain mutual fund shareholder approval of investment advisory contract continuation, difficulties in effecting a transfer of the money market mutual funds into bank deposit products, unforeseen changes in the securities and asset management industry, difficulties in adapting successfully to technological changes as needed to compete effectively in the marketplace, and the ability to attract and retain experienced key management. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements.

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